Exhibit 10.1
ESCROW AGREEMENT
     THIS ESCROW AGREEMENT (the “Agreement”) is made and entered into as of the 17th day of October, 2008, by and among TNP Strategic Retail Trust, Inc., a Maryland corporation (the “Company”), TNP Securities, LLC, a Delaware limited liability company (the “Dealer Manager”), and Wells Fargo Bank, N.A., as escrow agent (the “Escrow Agent”).
RECITALS
     WHEREAS, the Company proposes to offer for sale (the “Offering”), on a continuing basis, up to $1,100,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to the terms of the prospectus (the “Prospectus”) contained in the Company’s Registration Statement on Form S-11, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a copy of which is attached as Exhibit E hereto;
     WHEREAS, the Dealer Manager, a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”), has agreed to serve as the dealer manager for the Offering and will offer the Shares through other registered broker-dealers that are members of FINRA (the “Dealers”);
     WHEREAS, it is anticipated that investors subscribing to purchase Shares (“Subscribers”) will provide the Dealer Manager with subscription payments for such Shares (“Subscription Payments”), which subscriptions will be contingent upon (i) their respective acceptances by the Company and (ii) the Company’s acceptance of subscriptions aggregating at least $2,000,000 in subscription proceeds from investors who are not directors, officers or affiliates of the Company (the “Minimum Subscription”);
     WHEREAS, the Company and the Dealer Manager desire to deposit Subscription Payments contributed by Subscribers with the Escrow Agent, to be held for the benefit of the Subscribers and the Company until such time as subscriptions for the Minimum Subscription have been deposited into escrow or otherwise in accordance with the terms of this Agreement;
     WHEREAS, the Escrow Agent has agreed to (i) receive and hold in escrow all Subscription Payments until the earlier of (A) such time as subscriptions for the Minimum Subscription have been received and accepted by the Company or (B) the close of business on the date exactly one (1) year after the original effective date of the Prospectus (the Company shall provide written notice of such date to the Escrow Agent) (the “Minimum Subscription Termination Date”), and (ii) to hold and distribute such Subscription Payments in accordance with the terms and conditions herein set forth; and
     WHEREAS, the Escrow Agent is willing to accept appointment as the Company’s escrow agent for only the expressed duties, terms and conditions outlined herein.
     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Appointment of Escrow Agent. The Company and the Dealer Manager hereby appoint the Escrow Agent to serve as escrow agent, and the Escrow Agent hereby accepts such appointment, each in accordance with the terms of this Agreement. The Company and the Dealer Manager hereby acknowledge that the status of the Escrow Agent is that of agent only for the limited purposes set forth herein, and hereby agree that they will not represent that the Escrow Agent has investigated the desirability or advisability of investment in the Shares or has approved, endorsed or passed upon the merits of the investment therein. The Company and the Dealer Manager further agree that the name of the Escrow Agent shall not be used in any manner in connection with the offer or sale of the Shares other than to state that the Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth herein.
     2. Proceeds.
     (i) Until such time as the Company has received subscriptions for Shares resulting in total subscription proceeds equal to or greater than the Minimum Subscription, Subscribers will be instructed by the Dealer Manager or the Dealers to remit Subscription Payments to the Dealer Manager or the Dealers in the form of checks, drafts, or money orders (“Payment Instruments”) payable to the order of “Wells Fargo Bank, N.A., as escrow agent for TNP Strategic Retail Trust, Inc.,” or a recognizable contraction or abbreviation thereof. By noon of the next business day after receipt of any Payment Instrument, the Dealer Manager or the Dealers shall remit such Payment Instrument to the Escrow Agent. Any Payment Instruments made payable to a party other than the Escrow Agent (or after the Minimum Subscription is received, made payable to a party other than the party designated by the Dealer Manager) shall be returned to the Dealer Manager or Dealer who submitted such Payment Instruction. Subscribers may also remit subscription proceeds directly to the Escrow Account (as defined below) using the wire instructions provided by the Escrow Agent.
     (ii) All Payment Instruments delivered to the Escrow Agent by the Dealer Manager pursuant hereto shall be deposited within one (1) business day of receipt thereof by the Escrow Agent in a separate deposit account designated as the “TNP Strategic Retail Trust Sub. Esc.” or such similar designation as the parties may agree (the “Escrow Account”). All Payment Instruments and wire transfers so deposited shall be considered the property of the Subscribers and shall be held for the benefit of such Subscribers and shall not be (a) commingled with the monies or become an asset of the Company, or (b) subject to any liens or charges by the Company or the Escrow Agent, or judgments or creditors’ claims against the Company, until released to the Company as hereinafter provided.
     (iii) In the event that any Payment Instruments deposited in the Escrow Account prove uncollectible after the funds represented thereby have been released by the Escrow Agent to the Company, then the Dealer Manager or the Company shall promptly reimburse the Escrow Agent for any and all costs incurred in connection therewith, upon request, and the Escrow Agent shall deliver the uncollectible Payment Instrument to the Company. If any Subscriber exercises any right provided by law to rescind his or her subscription, the Escrow Agent shall, upon notice from the Company or the Dealer Manager, return to such Subscriber all Subscription Payments pertaining to such subscription or the Payment Instrument delivered to the Escrow Agent with respect to any Subscription Payment paid by such Subscriber if such Payment Instrument has not been processed for collection prior to such time, together with any earnings thereon during the period that such Subscription Payments were held by the Escrow Agent under this Agreement.
     3. Subscriber Identity. With each receipt of a Payment Instrument by the Escrow Agent, the Dealer Manager shall furnish to the Escrow Agent (i) the accepted Subscriber’s name, address, social security number or tax identification number, (ii) the number of Shares purchased by such Subscriber and (iii) the Subscription Payment remitted. The information comprising the identity of Subscribers shall be provided to the Escrow Agent in the format set forth on Exhibit D to this Agreement (the “List of Investors”). The Escrow Agent will not use the information provided to it by the Company for any purpose other than to fulfill its obligations as the Escrow Agent pursuant to this Agreement. The Escrow Agent agrees to treat all Subscriber information as confidential.
     4. Disbursement of Proceeds.
     (i) On a weekly basis (or more frequently, if requested by the Company), and at the end of the third (3rd) business day following the Minimum Subscription Termination Date, the Escrow Agent shall notify the Company of the amount of Subscription Payments the Escrow Agent has received as of such date (the “Collected Funds”). If at any time prior to the Minimum Subscription Termination Date the Collected Funds (from all sources but exclusive of any Subscription Payments received from entities which the Company has notified the Escrow Agent are affiliated with the Company) are equal to or greater than the Minimum Subscription, the Escrow Agent shall promptly deliver a written notice to the Company and the Dealer Manager stating that the Collected Funds are equal to or greater than the Minimum Subscription (the “Minimum Subscription Notice”). After receipt of the Minimum Subscription Notice, the Company and the Dealer Manager shall deliver to the Escrow Agent a written instruction that provides for the Company’s acceptance of the Minimum Subscription and the delivery of all Collected Funds in the Escrow Account to the Company (the “Disbursement Instruction”). The Escrow Agent shall deliver all Collected Funds in the Escrow Account and all earnings thereon to the Company in the manner set forth in the Disbursement Instruction. Following such disbursement, the Escrow Account shall terminate and thereafter the Escrow Agent shall forward directly to the Company, upon receipt, any Payment Instruments or wire transfers received from Subscribers.
     (ii) If on the Minimum Subscription Termination Date the Collected Funds are not greater than or equal to the Minimum Subscription, the Escrow Agent shall (a) promptly notify the Company and the Dealer Manager immediately following the Minimum Subscription Termination Date and (b) within a reasonable time following the Minimum Subscription Termination Date, but in no event more than thirty (30) days after the Minimum Subscription Termination Date, refund to each Subscriber (x) by check and by first-class mail, the amount of the Subscription Payment paid by such Subscriber (together with any interest or income earned thereon) or (y) the Payment Instrument delivered to the Escrow Agent with respect to any Subscription Payment paid by such Subscriber if such Payment Instrument has not been processed for collection prior to such time.

     (iii) No later than five (5) business days after receipt by Escrow Agent of notice from Company or Dealer Manager that the Company intends to reject an investor’s subscription, the Escrow Agent shall (a) pay, by check and by first-class mail, the amount of the Subscription Payment paid by such Subscriber (together with any interest or income earned thereon), or (b) deliver the Payment Instrument delivered to the Escrow Agent with respect to any Subscription Payment paid by such Subscriber if such Payment Instrument has not been processed for collection prior to such time.
     5. Duty and Liability of the Escrow Agent.
     (i) The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities, covenants or obligations, fiduciary or otherwise, shall be inferred or implied against the Escrow Agent by reason of this Agreement. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among the Company or to which the Company is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Company or the Dealer Manager. The Escrow Agent shall be under no duty to determine whether the Company or the Dealer Manager is complying with requirements of this Agreement or the Prospectus in tendering to the Escrow Agent the Subscription Payments. The Escrow Agent shall have the right to perform any of its duties hereunder through its agents, attorneys, custodians or nominees. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult and hire counsel in respect of any question arising under this Agreement, and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.
     (ii) In no event shall the Escrow Agent be liable, directly or indirectly, for any (a) damages, losses or expenses arising out of the services provided by the Escrow Agent hereunder, other then damages, losses or expenses which have been finally adjudicated to have directly resulted from the Escrow Agent’s gross negligence or willful misconduct, or (b) special, indirect or consequential losses or damages of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action. The parties agree that the Escrow Agent has no role in the preparation of the documents used in the Offering (the “Offering Document”), has not reviewed any such documents and makes no representations or warranties with respect to the information contained therein or omitted therefrom. The Escrow Agent agrees that it may be named in the Prospectus and other Offering Documents, to the extent necessary to describe this Agreement and the duties of the Escrow Agent herein. The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Offering Documents or the issuance, offering or sale of the Shares. The Escrow

Agent shall have no duty or obligation to monitor the application and use of Collected Funds once transferred to the Company, that being the sole obligation and responsibility of the Company.
     6. Escrow Agent Fee. The Escrow Agent shall be entitled to compensation for its services, as stated in the fee schedule attached hereto as Exhibit A, which compensation shall be paid by the Company. Subject to the provisions of Section 10 hereof, the fee agreed upon for the services rendered hereunder in Exhibit A is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement. Notwithstanding anything contained herein to the contrary, in no event shall any fee, reimbursement for costs and expenses, indemnification for damages incurred by the Escrow Agent or other monies of any sort be paid out of or chargeable to the income of assets of the Escrow Account.
     7. Investment of Subscription Payments.
     (i) The Escrow Agent shall invest and reinvest all Collected Funds in the Wells Fargo Money Market Deposit Account, or a successor or similar fund or account offered by the Escrow Agent (each, a “Permitted Investment”) as set forth in Exhibit C hereto, or as set forth in any subsequent written instruction signed by the Company.
     (ii) Any interest received by the Escrow Agent with respect to the Collected Funds, including reinvested interest, shall become part of the proceeds of the Escrow Account, and shall be disbursed to the Company in accordance with Section 4 hereof in the event that the Collected Funds are greater than or equal to the Minimum Subscription prior to the Minimum Subscription Termination Date. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Agreement unless such loss is the result of willful misconduct or gross negligence of the Escrow Agent.
     (iii) The parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account.
     (iv) The Escrow Agent shall send statements to the Company on a monthly basis reflecting activity in the Escrow Account for the preceding month, provided that no such statement need be rendered for the Escrow Account if no activity occurred for such month.
     (v) The Company and the Dealer Manager acknowledge and agree that the delivery of the escrowed property is subject to the sale and final settlement of Permitted Investments. Proceeds of a sale or settlement of Permitted Investments will be delivered on the business day on which the appropriate instructions are delivered to the Escrow Agent if received prior to the deadline for same day sale of such permitted investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding business day.

     8. Tax Reporting.
     (i) As of each calendar year-end and to the extent required under the provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”), whether or not such income was disbursed during a such calendar year, the Escrow Agent shall report to the Internal Revenue Service (the “IRS”) all income earned from the investment of any sum held in the Escrow Account to the person or entity receiving the interest or other taxable income.
     (ii) Prior to closing, the Company shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate IRS forms W-9 or W-8 and other forms and documents that the Escrow Agent may reasonably request. The parties hereto understand that if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Code to withhold a portion of any interest or other income earned on the Collected Funds.
     (iii) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of funds held or payments made hereunder, the Escrow Agent shall satisfy such liability to the extent possible from the Collected Funds. The Company and Dealer Manager, jointly and severally, agrees to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent on or with respect to any payment or other activities under this Agreement unless any such tax, addition for late payment, interest, penalties and other expenses shall arise out of or be caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 8(iii) and the indemnification provided in Section 10 shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.
     9. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below, and written confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to the United Parcel Service or similar overnight courier or the Express Mail service maintained by the United States Postal Service and sent via overnight delivery or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to Company:
TNP Strategic Retail Trust, Inc.
1900 Main Street, Suite 700
Irvine, California 92614
Attention: Neil Miller
Fax: 949-253-0212
If to the Dealer Manager:
TNP Securities, LLC
1900 Main Street, Suite 700
Irvine, California 92614
Attention: Jack R. Maurer
Fax: 949-253-0212
If to the Escrow Agent:
Wells Fargo Bank, N.A.
707 Wilshire Blvd., 17th Floor
MAC #E2818-176
Los Angeles, CA 90017
Attention: Kyle Lim
Fax: 213-614-3493
Wires to the Escrow Agent should be directed to the following:
Wells Fargo Bank, N. A.
ABA # 121000248
BNF Acct. Name: CORPORATE TRUST CLEARING
BNF Acct. Number: A/C #0001038377
FFC: A/C #23260200
Re: TNP Strategic Retail Trust, Inc.
Attention: Kyle Lim (213) 614-3493
Any party hereto may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.
       10. Indemnification of the Escrow Agent. The Company and the Dealer Manager hereby agree to jointly and severally indemnify and hold the Escrow Agent and its officers, directors, employees and agents harmless from and against any and all loss, claim, liability, cost, damage and expense, including, without limitation, reasonable attorney’s fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 10 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.
     11. Attachment of Escrow Property; Compliance with Legal Orders. In the event that any property held under escrow hereunder (“Escrow Property”) shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to the Company or the Dealer Manager or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.
     12. Successors and Assigns.
          (i) Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be null and void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.
          (ii) Notwithstanding the above, any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor Escrow Agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
     13. Term. This Agreement shall terminate within thirty (30) days of receipt of written notice of termination by the Company and the Dealer Manager to the Escrow Agent. In the event of the release of all Collected Funds and all accrued interest thereon in accordance with Section 4 of this Agreement, this Agreement shall terminate and the Escrow Agent shall be relieved of all responsibilities in connection with the Escrow Account, except claims which are occasioned by its gross negligence or willful misconduct.
     14. Governing Law; Jurisdiction. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. Each party hereto hereby consents to the personal jurisdiction and venue of any court of competent jurisdiction in the State of Delaware.

     15. Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.
     16. Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.
     17. Entire Agreement; Counterparts. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter of this Agreement and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to the subject matter of this Agreement. This Agreement, and any amendments hereto, may be executed by the parties hereto in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     18. Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
     19. Disputes.
     (i) In the event of a disagreement among any of the parties to this Agreement, or among them or any other person resulting in adverse claims and demands being made in connection with or from any property in the Escrow Account, the Escrow Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any property then held by it in the Escrow Account under this Agreement, and in so doing, the Escrow Agent shall be entitled to continue to refrain from acting until (a) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court assuming and having jurisdiction of the property involved herein or affected hereby or (b) all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto.
     (ii) In the event of such a dispute, the Escrow Agent shall be entitled, in its discretion and judgment, to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under this Agreement, together with such legal pleadings as the Escrow Agent deems appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. In the event of any uncertainty as to its duties hereunder, the Escrow Agent may refuse to act under the provisions of this Agreement pending order of a court of competent jurisdiction and the Escrow Agent shall have no liability to the Company, the Dealer Manager, any Dealer or to any other person as a result of such action. Any such legal action may be brought in such court as the Escrow Agent shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive the Escrow Agent of its compensation earned prior to such filing.
     20. Limited Purpose. The Company and the Dealer Manager hereby acknowledge that the Escrow Agent is serving as the escrow agent only for the limited purposes herein set forth, and hereby agree that they will not represent or imply that the Escrow Agent, by serving as the Escrow Agent hereunder or otherwise, have investigated the desirability or advisability of investment in the Company or have approved, endorsed or passed upon the merits of the Shares, nor shall they use its name in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that the Escrow Agent has agreed to serve as the Escrow Agent for the limited purposes set forth herein.
     21. Resignation. The Escrow Agent may resign upon thirty (30) days advance written notice to the Company and the Dealer Manager (a “Resignation Notice”). Such resignation shall become effective on the date specified in a Resignation Notice, which shall be not earlier than thirty (30) days after such Resignation Notice has been given. In the event of any such resignation, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the mutual agreement of the Company and the Dealer Manager. Any such successor escrow agent shall deliver to the Company and the Dealer Manager a written instrument accepting such appointment, and thereupon shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Escrow Account from the Escrow Agent. The Escrow Agent shall promptly pay the Subscription Payments in the Escrow Account, including interest thereon, to the successor escrow agent. If a successor escrow agent is not appointed by the Company or the Dealer Manager within the thirty (30) day period following delivery of a Resignation Notice by the Escrow Agent, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent. All costs, expenses and reasonable attorney’s fees the Escrow Agent incurs in connection with such proceeding shall be paid by the Company.
     22. Removal. The Escrow Agent may be jointly removed by the Company and the Dealer Manager at any time, by written notice executed by both of them (a “Removal Notice”), which Removal Notice shall become effective on the date specified in such Removal Notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal. In the event of any such removal, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the mutual agreement of the Company and the Dealer Manager. Any such successor escrow agent shall deliver to the Company and the Dealer Manager a written instrument accepting such appointment, and thereupon shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Escrow Account from the Escrow Agent. The Escrow Agent shall promptly pay the Subscription Payments in the Escrow Account, including interest thereon, to the successor escrow agent. If a successor escrow agent is not appointed by the Company or the Dealer Manager within the thirty (30) day period following delivery of a Removal Notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent. All costs, expenses and reasonable attorneys fees the Escrow Agent incurs in connection with such proceeding shall be paid by the Company.
     23. Maintenance of Records. The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement, and as may from time to time be reasonably requested by the Company before such termination, the Escrow Agent shall provide the Company with a copy of such records, certified by the Escrow Agent to be a complete and accurate account of all transactions hereunder. The authorized representatives of the Company and the Dealer Manager shall also have access to the Escrow Agent’s books and records to the extent relating to its duties hereunder, during normal business hours upon reasonable notice to the Escrow Agent, and at the requesting party’s expense.
     24. Force Majeure. No party to this Agreement shall be liable to any other party for losses arising out of, or the inability to perform its obligations under the terms of this Agreement, due to acts of God, which shall include, but shall not be limited to, fire, floods, strikes, mechanical failure, war, riot, nuclear accident, earthquake, terrorist attack, computer piracy, cyber-terrorism or other acts beyond the control of the parties hereto.
     25. Representatives. The applicable persons designated on Exhibit B hereto have been duly appointed to act as the representatives of the Company or Dealer Manager, as applicable, hereunder and have full power and authority to execute and deliver any written directions, to amend, modify or waive any provision of this Agreement and to take any and all other actions on behalf of the Company or Dealer Manager, as applicable, under this Agreement, all without further consent or direction from, or notice to, the Company or Dealer Manager, as applicable, or any other party.
     26. USA PATRIOT ACT. Company and Dealer Manager acknowledge that a portion of the identifying information set forth on Exhibit B is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L. 107-56 (the “Patriot Act”), and Company and Dealer Manager agree to provide any additional information requested by the Escrow Agent in connection with the Patriot Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner. The Company and the Dealer Manager each represents that its respective identifying information set forth on Exhibit B, including without limitation, its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of the Collected Funds.
     27. Illegal Activities. Escrow Agent shall have the right in its sole discretion to not accept appointment as escrow agent and reject funds and collateral from any party in the event that Escrow Agent has reason to believe that such funds or collateral violate applicable banking practices or applicable laws or regulations, including but not limited to the Patriot Act. In the event of suspicious or illegal activity and pursuant to all applicable laws, regulations and practices, the other parties to this Agreement will assist Escrow Agent and comply with any reviews, investigations and examinations directed against the deposited funds.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

TNP STRATEGIC RETAIL TRUST, INC., a
Maryland corporation

By:	/s/ Neil M. Miller

Name:	Neil M. Miller

Title:	Chief Financial Officer

TNP SECURITIES, LLC, a Delaware limited
liability company, as Dealer Manager

By:	/s/ Jack R. Maurer

Name:	Jack R. Maurer

Title:	Chief Financial Officer

WELLS FARGO BANK, N.A.,
as Escrow Agent

By:	/s/ Kyle Lim

Name:	Kyle Lim

Title:	Assistant Vice President

Signature Page to Escrow Agreement

Exhibit A
Escrow Agent Fee
SCHEDULE OF FEES
to act as ESCROW AGENT for the
TNP Strategic Retail Trust Public Subscription Escrow Account

Escrow Agent Acceptance and Administration Fee:	$6,000.00
Fees as they relate to Wells Fargo Bank acting in the capacity of Escrow Agent — includes creation and examination of the Escrow Agreement; acceptance of the Escrow appointment: setting up of Escrow Accounts(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account.
Also includes ordinary administration services by Escrow Agent — includes daily routine account management; investment transactions; cash transaction processing (including wires and check processing); monitoring claim notices pursuant to the agreement; disbursement of the funds in accordance with the agreement; and mailing of trust account statements to all applicable parties.
Tax reporting is included for up to Five (5) entities. Should additional reporting be necessary, a $25 per reporting charge will be assessed.
This fee is Payable in advance, at the time of Escrow Agreement execution. Fee will not be prorated in case of early termination.
Should this Escrow Account be in existence for more than one Hundred Eighty (180) days, an Annual Fee of $5,000.00 will be assessed.
Wells Fargo’s bid is based on the following assumptions:
•	Number of Escrow Accounts to be established: One (1)

•	Number of Deposits to Escrow Account: Not more than One Hundred (100)

•	Number of Withdrawals from Escrow Fund: Not more than Ten (10)

•	Term of Escrow: Not more than One Hundred Eighty (18) days

•	THIS FEE SCHEDULE ASSUMES THAT BALANCES IN THE ESCROW ACCOUNT WILL BE INVESTED IN MONEY MARKET FUNDS “OR DEPOSITORY ACCOUNTS” THAT WELLS FARGO HAS A RELATIONSHIP WITH
•	ALL FUNDS WILL BE RECEIVED FROM OR DISTRIBUTED TO A DOMESTIC OR AN APPROVED FOREIGN ENTITY
•	IF THE ACCOUNT(S) DOES NOT OPEN WITHIN THREE (3) MONTHS OF THE DATE SHOWN BELOW, THIS PROPOSAL WILL BE DEEMED TO BE NULL AND VOID

Out-of-Pocket Expenses:	At Cost
We only charge for out-of-pocket expenses in response to specific tasks assigned by the client. Therefore, we cannot anticipate what specific out-of-pocket items will be needed or what corresponding expenses will be incurred. Possible expenses would be, but are not limited to, express mail and messenger charges, travel expenses to attend closing or other meetings. There are no charges for indirect out-of-pocket expenses.
This fee schedule is based upon the assumptions listed above which pertain to the responsibilities and risks involved in Wells Fargo undertaking the role of Escrow Agent. These assumptions are based on information provided to us as of the date of this fee schedule. Our fee schedule is subject to review and acceptance of the final documents. Should any of the assumptions, duties or responsibilities change, we reserve the right to affirm, modify or rescind our fee schedule.
Submitted on: October 9, 2008

Exhibit B

Company Representative:	The following individual(s) is hereby appointed as representative of the Company under the Agreement:

Name:	/s/ Anthony W. Thompson	Specimen Signature:	/s/ Anthony W. Thompson

Name:	/s/ Jack Maurer	Specimen Signature:	/s/ Jack Maurer

Name:	Neil Miller	Specimen Signature:	/s/ Neil Miller

Name:	Wendy Worchester	Specimen Signature:	/s/ Wendy Worchester

Name:	Johanna Howard	Specimen Signature:	/s/ Johanna Howard

Dealer Manager Representative:	The following individual(s) is hereby appointed as representative of the Dealer Manager under the Agreement:

Name:	Anthony W. Thompson	Specimen Signature:	/s/ Anthony W. Thompson

Name:	Jack Maurer	Specimen Signature:	/s/ Jack Maurer

Name:	Neil Miller	Specimen Signature:	/s/ Neil Miller

Name:	Wendy Worchester	Specimen Signature:	/s/ Wendy Worchester

Name:	Johanna Howard	Specimen Signature:	/s/ Johanna Howard

EXHIBIT C
Agency and Custody Account Direction
For Cash Balances
Wells Fargo Money Market Deposit Accounts
Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Agreement to which this Exhibit C is attached.
You are hereby directed to deposit, as indicated below, or as I shall direct further in writing from time to time, all cash in the Account(s) in the following money market deposit account of Wells Fargo Bank, National Association (Bank):
Wells Fargo Money Market Deposit Account (MMDA)
I understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $100,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $100,000. I understand that deposits in the MMDA are not secured.
I acknowledge that I have full power to direct investments of the Account(s).
I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

/s/ Neil M. Miller
Authorized Representative
[PARTY 1]

November 17, 2008
Date

EXHIBIT D
List of Investors
Pursuant to the Agreement dated October 17, 2008 by and between TNP Strategic Retail Trust, Inc., a Maryland corporation, (the “Company”), TNP Securities, LLC, a Delaware limited liability company, (the “Dealer Manager”) and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), the Company and the Dealer Manager hereby certify that the following Subscribers have paid money for the purchase of Shares and the money has been deposited with the Escrow Agent:
1.	Name of Subscriber Address Tax Identification Number Amount of Securities subscribed for Amount of money paid and deposited with Escrow Agent

2.	Name of Subscriber Address Tax Identification Number Amount of Securities subscribed for Amount of money paid and deposited with Escrow Agent
Company:
By:
Its:
Date:
Dealer Manager:
By:
Its:
Date:

EXHIBIT E
A copy of the Offering